Calculation of Filing Fee Tables
S-3
Sylvamo Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $1.00 per share	415(a)(6)	6,312,454		$ 311,140,858.00			S-3	333-270299	03/06/2023	$ 34,287.73
			Total Offering Amounts:				$ 311,140,858.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Each share of common stock registered hereunder includes an associated preferred share purchase right. Such preferred share purchase rights are not currently separable from the shares of common stock, and the value, if any, attributable to such preferred share purchase rights is reflected in the market price of the shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable with respect to the shares of common stock registered hereunder as a result of stock splits, stock dividends or similar transactions. In accordance with Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include 6,312,454 shares of common stock that were previously registered, but unsold, pursuant to a registration statement on Form S-3 (File No. 333-270299) filed on March 6, 2023. Pursuant to Rule 415(a)(6), the fee previously paid by the registrant with respect to such unsold shares of common stock continues to apply to such shares and no fees are due with respect to such shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A